Exhibit 99.1

CTC MEDIA

FINANCIAL RESULTS FOR

THE THIRD QUARTER ENDED SEPTEMBER 30, 2011

Moscow, Russia — November 9, 2011 — CTC Media, Inc. (“CTC Media” or the “Company”) (NASDAQ: CTCM), Russia’s leading independent media company, today announced its unaudited consolidated financial results for the third quarter, ended September 30, 2011.

	Three Months		Three Months
	Ended September 30, 2010		Ended September 30, 2011	Change
(US$ 000’s except per share data)	as reported	comparable- basis, non- GAAP(1)	as reported	as reported	comparable- basis, non- GAAP

Total operating revenues	$125,265	$141,855	$159,578	27%	12%
Total operating expenses before non-recurring items(2)	(88,008)	(104,598)	(116,217)	32%	11%
Total operating expenses	(88,008)	(104,598)	(133,060)	51%	27%
Adjusted OIBDA(3), (4)	40,677	40,677	48,141	18%	18%
Adjusted OIBDA margin(3),(4)	32.5%	28.7%	30.2%
OIBDA(3)	40,677	40,677	31,298	-23%	-23%
OIBDA margin(3)	32.5%	28.7%	19.6%
Adjusted net income attributable to CTC Media, Inc. stockholders(4)	24,299	24,299	29,867	23%	23%
Adjusted diluted earnings per share(4)	$0.16	$0.16	$0.19	19%	19%
Net income attributable to CTC Media, Inc. stockholders	24,299	24,299	$16,393	-33%	-33%
Diluted earnings per share	$0.16	$0.16	$0.10	-38%	-38%

(1)  Comparable-basis, non-GAAP financial data for the three and nine months ended September 30, 2010 are provided in order to facilitate period-to-period comparisons of the Company’s results following the implementation of the Company’s current model of advertising sales. Please see the accompanying financial tables at the end of this release for a reconciliation of these non-GAAP financial measures to the most comparable US GAAP financial measures.

(2)  Total operating expenses (before non-recurring items) is a non-GAAP financial measure that excludes a $16.8 million non-recurring charge arising primarily from the impairment of the DTV trade name in the third quarter of 2011. Please see the accompanying financial tables at the end of this release for a reconciliation of total operating expenses (before non-recurring items) to GAAP total operating expenses.

(3)  OIBDA is defined as operating income before depreciation and amortization (excluding amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. Both OIBDA and OIBDA margin are non-GAAP financial measures. Please see the accompanying financial tables at the end of this release for a reconciliation of OIBDA to operating income and OIBDA margin to operating income margin.

(4)  All adjusted numbers are non-GAAP financial measures reported before the non-recurring items described above. Please see the accompanying financial tables at the end of this release for a reconciliation of adjusted OIBDA to OIBDA, adjusted net income to GAAP reported net income and adjusted diluted earnings per share to GAAP reported earnings per share.

	Nine Months		Nine Months
	Ended September 30, 2010		Ended September 30, 2011	Change
(US$ 000’s except per share data)	as reported	comparable- basis, non- GAAP	as reported	as reported	comparable- basis, non- GAAP

Total operating revenues	$378,964	$429,404	$529,602	40%	23%
Total operating expenses (before non-recurring items)	(272,622)	(323,062)	(388,568)	43%	20%
Total operating expenses	(272,622)	(323,062)	(405,411)	49%	25%
Adjusted OIBDA	116,496	116,496	153,959	32%	32%
Adjusted OIBDA margin	30.7%	27.1%	29.1%
OIBDA	116,496	116,496	137,116	18%	18%
OIBDA margin	30.7%	27.1%	25.9%
Adjusted net income attributable to CTC Media, Inc. stockholders	70,402	70,402	91,127	29%	29%
Adjusted diluted earnings per share	$0.45	$0.45	$0.58	29%	29%
Net income attributable to CTC Media, Inc. stockholders	70,402	70,402	77,653	10%	10%
Diluted earnings per share	$0.45	$0.45	$0.49	9%	9%

Q3 FINANCIAL HIGHLIGHTS

•                  Total operating revenues up 12% year-on-year in US dollar terms and up 7% in ruble terms on a comparable basis, to $159.6 million

•                  Russian advertising revenues up 9% year-on-year in ruble terms on a comparable basis

•                  Adjusted OIBDA up 18% year-on-year in US dollar terms to $48.1 million, with an improved adjusted comparable-basis OIBDA margin of 30.2%

•                  Adjusted fully diluted earnings per share up 19% year-on-year to $0.19 (Q3 2010: $0.16)

•                  Net cash position(1) of $132.2 million at the end of the period

•                  The Board of Directors has declared a cash dividend of $0.22 per share (or approximately $35 million in the aggregate) to be paid on or about December 31 to shareholders of record as of December 1, 2011.

OPERATING HIGHLIGHTS

•                  Combined Russian national inventory almost fully sold-out for Q3 and approximately 95% sold-out for the full year

•                  Establishment of new unified content production company Story First Production in July to merge Costafilm and Soho Media platforms

•                  Launch of new digital broadcasting complex in Moscow in July

•                  DTV Network relaunched under the “Peretz” brand name and logo in October, with significant changes made to its programming grid

•                  Channel 31 in Kazakhstan recorded an all-time high average quarterly audience share of 17.7% in Q3

(1)  Net cash position is defined as cash, cash equivalents and short-term investments less interest bearing liabilities.

•                  Videomore.ru received an average of 350,000 unique visitors per day in Q3, up from 120,000 in Q2

•                  CTC Media’s content is now available on VimpelCom’s IPTV platform Beeline TV, through an interactive subscription service

Anton Kudryashov, Chief Executive Officer of CTC Media, commented: “We continue to capture the growth in the Russian TV advertising market with an almost fully sold out inventory for Q3 at prices that are significantly higher year-on-year and with an increased blended power ratio. However, as expected, the market growth slowed down in Q3 compared to the first half of 2011 and our revenue dynamics were also affected by lower year-on-year audience shares of our flagship CTC channel.

“Our Fall schedule ratings have gradually improved as the season has progressed and as our major prime time premieres have been rolled out.  DTV’s repositioning to Peretz has been launched, and the introduction of a new communications platform and programming grid for the channel marks the first step of this process. Growth in CTC Media’s other markets continues to exceed expectations, mainly due to a substantial increase in the average target audience shares of Channel 31 in Kazakhstan and the dynamic growth in scale and reach of CTC-International and our new media activities. The number of unique daily visitors of our online social television network Videomore.ru almost tripled during the third quarter, driven by catch-up viewings of our prime-time shows. We also recently launched a female dedicated portal under the Domashny channel brand and a unique video application-based subscription service for Beeline TV IPTV customers, the first of its kind on the Russian market.

“We are now approximately 95% sold-out for the full year, but the growth outlook for the advertising market in the near to mid-term has become more volatile and we are seeing signs of a slowdown in advertiser demand and a risk of some unsold inventory in the fourth quarter. Consequently, we now expect like-for-like total operating revenue growth of between 9% and 11% year-on-year in ruble terms for the full year. We also now expect to report an OIBDA margin of between 31% and 33% for the full year 2011 (excluding any potential additional non-recurring non-cash asset impairment charges), which is equivalent to between 35% and 37% under the terms of the advertising sales structure that was in place prior to 2011. We continue to expect full year CAPEX, excluding acquisitions, to amount to up to $25 million.

“We paid a cash dividend of $0.22 per share in October and declared a further dividend to be paid in the fourth quarter. Our anticipated total full-year dividend payments will therefore amount to $130 million, higher than in 2010, which reflects the high levels of cash generation and conversion in the business. We continue to invest in the development of our existing operations, as well as to seek and review new opportunities to expand our presence in Russia and abroad.”

Changes in the Advertising Sales Structure in 2011 and Related Changes in Accounting Treatment

Prior to 2011, advertising on CTC Media’s television channels in Russia was not generally placed directly by advertisers. Video International, one of the largest sales houses in Russia, placed this advertising on an exclusive basis under agency agreements. Advertising placed through Video International historically accounted for substantially all of CTC Media’s advertising revenues. Under this structure, the Company recognized the commissions paid to Video International as a reduction of revenue as opposed to a cost incurred (i.e., the Company reported revenues on a net basis).

Effective from January 1, 2011, the Company has terminated all of its agency agreements with Video International, and developed a new structure for the sale of advertising on its channels. The Company’s own sales house now serves as the exclusive advertising sales agent for all of its networks in Russia. At the same time, the Company agreed a new model of cooperation with Video International based on the licensing of specialized advertising software by Video International to CTC Media’s internal sales house, together with the provision by Video International of related software maintenance, analytical support and consulting services. CTC Media’s internal sales house is primarily responsible for all of its national and regional advertising sales, with the exception of advertising sales to local clients of its regional stations, which continue to be placed through Video International.

With effect from January 1, 2011 and following the change in the sales structure, as well as the change of CTC Media’s contractual terms with Video International, CTC Media reports its Russian advertising revenues, excluding regional advertising revenues from local clients, based on the amounts billed by CTC Media to advertisers on a gross basis. Fees payable to Video International for the use of advertising software, related maintenance, analytical support and consulting services are included in selling, general and administrative expenses in CTC Media’s consolidated statement of income statements. Revenues from regional advertising sales to local clients continue to be recorded net of agency commissions payable under the agency agreements with Video International.

This press release presents selected comparable-basis non-GAAP financial measures for the third quarter and the first nine months of 2010. CTC Media is presenting this comparable-basis historical financial information in order to assist analysts and investors by facilitating period-to-period comparisons of the Company’s results following the implementation of the Company’s current model of advertising sales. The reconciliation of comparable-basis non-GAAP financial measures to US GAAP financial measures is provided at the end of this press release.

Unaudited comparable-basis, non-GAAP summary financial information for the full year of 2009, the full year of 2010 and each quarter of 2010 is available from the Company’s website at: http://www.ctcmedia.ru/investors/Financial_Results/comparable_financials.

Operating Review

Share of Viewing

	Average Audience Shares (%)
	Q3 2010	9M 2010	Q2 2011	Q3 2011	9M 2011

CTC Network (all 6-54)	11.6	12.0	11.1	9.9	10.8
CTC Network (all 14-44)	12.3	12.7	11.7	10.2	11.3
Domashny Network (females 25-60)	3.3	3.3	3.1	3.3	3.1
DTV Network (all 25-54)	2.0	2.0	2.1	2.0	2.0
Channel 31 (all 6-54)	11.4	11.3	15.8	17.7	16.0

The CTC Network maintained its place as the fourth most-watched broadcaster in Russia during the third quarter, while its average target audience share was down year-on-year, reflecting intensified competition and audience fragmentation. All larger national free-to-air TV channels in Russia were negatively impacted by increased non-free-to-air and local TV channel viewership, which was up year-on-year in the third quarter from 13.8% to 16.6% among 6 to 54 years-olds.

The Domashny Network’s target audience share was stable year-on-year in the third quarter at 3.3%. The DTV Network’s target audience share was also stable year-on-year in the third quarter at 2.0%. In October 2011, the channel started broadcasting under its new “Peretz” brand and logo and is now positioned as the first ironic and edgy TV channel for the adult audience, and is focused on meaningful entertainment that provides an alternative view on life. A new programming grid and communications platform were introduced, which center around a more edgy theme and on-air presence.

Starting from January 1, 2012, the target audiences of the Domashny and DTV (Peretz) Networks will be slightly adjusted as part of a standardization of advertising inventory that is taking place in the Russian television industry. Thus, Domashny’s target audience will be modified from “females 25-60” to “females 25-59”; DTV’s target audience will be modified from “all 25-54” to “all 25-59”.

Channel 31’s average target audience share was up substantially year-on-year and also up quarter-on-quarter to 17.7%. This is the highest ever quarterly audience share recorded for the channel. Channel 31 has therefore further strengthened its position as the second most-watched broadcaster in Kazakhstan. The year-on-year increase was primarily due to the good performance of own-produced Kazakh-language entertainment shows, the success of Turkish prime time series and a stronger movie line-up.

The third quarter audience share of the CTC/TV DIXI channel in Moldova averaged 6.9% in its all 6-54 target demographic (urban), up from 2.0% during the third quarter of 2010. This is the channel’s highest quarterly audience share for the last three years and CTC/TV DIXI is now the third most-watched broadcaster in Moldova, up from the eighth most-watched in the third quarter of 2010.

Revenues

	Three Months		Three Months
	Ended September 30, 2010		Ended September 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	as reported	comparable- basis, non- GAAP

Operating revenues:
Advertising revenue	$117,504	$134,094	$154,432	31%	15%
Sublicensing and own production revenue	7,451	7,451	4,068	-45%	-45%
Other revenue	310	310	1,078	248%	248%
Total operating revenues	$125,265	$141,855	$159,578	27%	12%

	Nine Months		Nine Months
	Ended September 30, 2010		Ended September 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	as reported	comparable- basis, non- GAAP

Operating revenues:
Advertising revenue	$359,399	$409,839	$517,482	44%	26%
Sublicensing and own production revenue	18,706	18,706	9,527	-49%	-49%
Other revenue	859	859	2,593	202%	202%
Total operating revenues	$378,964	$429,404	$529,602	40%	23%

Total operating revenues were up 12% year-on-year in the third quarter in US dollar terms and up 7% in ruble terms, each on a comparable basis, which primarily reflected the growth of the Russian television advertising market and growth in the Company’s other markets, resulting in higher pricing levels. This was partially offset by lower year-on-year target audience shares for the CTC channel. Russian advertising sales accounted for approximately 94% of third quarter total operating revenues and were up 9% year-on-year in ruble terms on a comparable basis.

The Company’s sublicensing and own-production revenue was down 45% year-on-year in the third quarter in US dollar terms, which was primarily due to lower sales of content to broadcasters in Ukraine. As previously indicated, the sublicensing and own-production revenue comparables were exceptionally high in 2010 and will not be repeated in 2011.

Other revenue was up 248% year-on-year in the third quarter in US dollar terms, which primarily reflects growth in revenues from CTC-International and from new media projects.

	Three Months		Three Months
	Ended September 30, 2010		Ended September 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	as reported	comparable- basis, non- GAAP

Operating revenues by segment(1):
CTC Network	$80,279	$91,169	$94,945	18%	4%
Domashny Network	14,305	16,262	20,870	46%	28%
DTV Network	9,221	10,431	13,034	41%	25%
CTC Television Station Group	15,315	17,409	21,234	39%	22%
Domashny Television Station Group	2,309	2,629	3,435	49%	31%
DTV Station Television Group	887	1,006	1,499	69%	49%
CIS Group	2,675	2,675	4,086	53%	53%
Production Group	122	122	109	-11%	-11%
CTC-International	152	152	366	141%	141%
Total operating revenues	$125,265	$141,855	$159,578	27%	12%

(1)  Segment revenues are shown from external customers only, net of intercompany revenues of $12.4 million in the third quarter of 2010 and $8.2 million in the third quarter of 2011 that primarily related to revenues from the Production Group that have been eliminated in the consolidation of the Company’s revenues.

	Nine Months		Nine Months
	Ended September 30, 2010		Ended September 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	as reported	comparable- basis, non- GAAP

Operating revenues by segment(1):
CTC Network	$244,173	$277,967	$331,066	36%	19%
Domashny Network	43,707	49,657	64,938	49%	31%
DTV Network	29,006	32,627	41,610	43%	28%
CTC Television Station Group	44,037	49,880	64,453	46%	29%
Domashny Television Station Group	6,567	7,469	10,127	54%	36%
DTV Station Television Group	2,534	2,864	4,380	73%	53%
CIS Group	7,812	7,812	11,978	53%	53%
Production Group	781	781	175	-78%	-78%
CTC-International	347	347	875	152%	152%
Total operating revenues	$378,964	$429,404	$529,602	40%	23%

The higher year-on-year growth in third quarter revenues for the Company’s television station groups compared with revenue growth for the networks is primarily due to a higher rate of growth in the Russian regional TV advertising market than in the national TV advertising market.

The CIS Group, which accounted for 2% of revenues in the third quarter of 2011, reported a 53% year-on-year increase in sales in US dollar terms. This primarily reflected higher target audience shares and advertising prices for Channel 31 in Kazakhstan.

Expenses

On a comparable basis, total operating expenses before non-recurring items were up 11% year-on-year in the third quarter in US dollar terms and up 5% in ruble terms. This primarily reflected the year-on-year increase in programming amortization costs, direct operating expenses and selling, general and administrative expenses, though these increases were partially offset by the year-on-year decrease in stock-based compensation expenses.

(1) Segment revenues are shown from external customers only, net of intercompany revenues of $32.7 million in the first nine months of 2010 and $24.5 million in the first nine months of 2011, primarily related to revenues from the Production Group that have been eliminated in the consolidation of the Company’s revenues.

	Three Months		Three Months
	Ended September 30, 2010		Ended September 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	to as reported	comparable- basis, non- GAAP

Operating expenses:
Direct operating expenses	$8,534	$8,534	$11,066	30%	30%
Selling, general & administrative expenses	16,145	32,735	35,808	122%	9%
Stock-based compensation expenses	9,200	9,200	756	-92%	-92%
Amortization of programming rights	49,400	49,400	62,836	27%	27%
Amortization of sublicensing rights and own production cost	1,309	1,309	971	-26%	-26%
Depreciation & amortization	3,420	3,420	4,780	40%	40%
Total operating expenses before non-recurring items	$88,008	$104,598	$116,217	32%	11%
Impairment loss	—	—	16,843
Total operating expenses	$88,008	$104,598	$133,060	51%	27%

	Nine Months		Nine Months
	Ended September 30, 2010		Ended September 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	to as reported	comparable- basis, non- GAAP

Operating expenses:
Direct operating expenses	$27,465	$27,465	$32,533	18%	18%
Selling, general & administrative expenses	48,921	99,361	116,675	138%	17%
Stock-based compensation expenses	25,004	25,004	15,592	-38%	-38%
Amortization of programming rights	157,189	157,189	209,047	33%	33%
Amortization of sublicensing rights and own production cost	3,889	3,889	1,796	-54%	-54%
Depreciation & amortization	10,154	10,154	12,925	27%	27%
Total operating expenses before non-recurring items	$272,622	$323,062	$388,568	43%	20%
Impairment loss	—	—	16,843
Total operating expenses	$272,622	$323,062	$405,411	49%	25%

Direct operating expenses increased by 30% year-on-year in US dollar terms and by 23% in ruble terms in the third quarter, largely as a result of increased transmission fees, broadcasting expenses relating to regional stations acquired after the third quarter of 2010 and higher salaries and benefits.

On a comparable basis, selling, general and administrative expenses were up 9% year-on-year in US dollar terms and up 4% year-on-year in ruble terms in the third quarter. The increase was primarily due to higher salaries and benefits and higher rent and utility expenses associated with the move to a new principal office location in Moscow. Compensation payable to Video International, which has been included in selling, general and administrative expenses from January 1, 2011, amounted to $16.4 million in the third quarter of 2011, compared to agency commission fees of $16.6 million paid to Video International in respect of national and regional advertising revenues from Moscow-based clients in the third quarter of 2010.

Stock-based compensation expenses totaled $0.8 million in the third quarter (Q3 2010: $9.2 million). The decrease in stock-based compensation expense was principally due to the reversal of a portion of the expense related to some options and stock appreciation rights that are not expected to vest, and the fact that some options granted in 2007 and 2008 became fully vested.

Programming expenses were up 27% year-on-year in US dollar terms and up 21% in ruble terms in the third quarter, which primarily reflected a more expensive content mix for the CTC and Domashny channels and higher programming impairment charges due to changes in programming schedules and the relative underperformance of certain programming.

Amortization of programming rights for the CTC channel increased by 28% year-on-year in US dollar terms and by 21% in ruble terms in the third quarter. Programming impairment charges amounted to $4.0 million (Q3 2010: $1.3 million). Amortization of programming rights for the Domashny channel increased by 31% year-on-year in US dollar terms and by 24% in ruble terms in the third quarter. Programming impairment charges amounted to $1.4 million (Q3 2010: $1.0 million). Amortization of programming rights for the DTV channel decreased by 20% year-on-year in US dollar terms and by 24% in ruble terms in the third quarter. Programming impairment charges amounted to $1.8 million in the third quarter of each of 2010 and 2011.

Sublicensing and own production costs were down 26% year-on-year in US dollar terms and down 30% year-on-year in ruble terms in the third quarter, and primarily reflected the year-on-year decrease in corresponding revenues.

Depreciation and amortization expenses were up 40% year-on-year in US dollar terms and up 33% year-on-year in ruble terms in the third quarter. The increase primarily related to the Company’s new broadcasting facility in Moscow.

As a result of its latest interim asset impairment test, the Company has recorded non-cash impairment charges totaling $16.8 million, which primarily related to an impairment charge in respect of the carrying value of the DTV trade name as a result of the Company’s decision to reposition and rebrand that network, as well as certain regional licenses. Starting from October 2011, the DTV Network operates under the new brand name and logo “Peretz”.

CTC Media therefore reported consolidated adjusted OIBDA of $48.1 million in the third quarter (Q3 2010: $40.7 million). The adjusted OIBDA margin was 30.2% for the quarter (Q3 2010 comparable-basis OIBDA margin: 28.7%).

Net interest income was $1.1 million in the third quarter of 2011 (Q3 2010: $0.9 million). The Company reported a foreign currency loss of $2.1 million in the third quarter of 2011 (Q3 2010 foreign currency gain: $0.2 million) due to the impact of ruble depreciation on the Company’s dollar-denominated liabilities, partially offset by the impact of ruble depreciation on its dollar-denominated assets.

Adjusted pre-tax income therefore increased by 22% year-on-year in US dollar terms to $47.0 million in the third quarter (Q3 2010: $38.4 million).

CTC Media’s adjusted effective tax rate was flat year-on-year at 35% in the third quarter.

Adjusted net income attributable to CTC Media, Inc. stockholders therefore increased by 23% year-on-year in US dollar terms to $29.9 million in the third quarter (Q3 2010: $24.3 million), and adjusted fully diluted earnings per share increased to $0.19 (Q3 2010: $0.16).

Cash Flow

The Company’s net cash flow from operating activities totaled $57.0 million for the first nine months of 2011 (first nine months of 2010: $71.8 million) and reflected the net effect of increased advertising sales and higher cash expenditure, including acquisition of programming and sublicensing rights.

Net cash used in investing activities totaled $1.9 million (first nine months of 2010: $87.8 million). This included $16.0 million of capital expenditures (mainly purchases of equipment and software for the Company’s new digital broadcasting center in Moscow), $6.5 million paid in earn-outs relating to the acquisition of Costafilm and $18.0 million paid in relation to the acquisition of regional television stations. These cash payments were partially offset by $38.6 million of net cash receipts from deposits.

Cash used in financing activities amounted to $59.2 million for the first nine months of 2011 (first nine months of 2010: $26.9 million) and primarily reflected the payment of $59.7 million in cash dividends to the Company’s stockholders.

The Company’s cash and cash equivalents and short-term investments amounted to $132.2 million at September 30, 2011, compared to $146.2 million at the end of the third quarter of 2010 and to $129.5 million at the end of the second quarter of 2011.

Dividends

The CTC Media Board of Directors has declared a dividend of $0.22 per share payable in the fourth quarter, or approximately $35 million in total, which will be paid on or about December 31, 2011 to shareholders of record as at December 1, 2011. Thus, the total dividend payments in 2011 will be approximately $130 million, as previously anticipated.

Updated Full Year 2011 Outlook

Approximately 95% of CTC Media’s forecast full-year 2011 Russian national inventory is currently committed, at average prices that are significantly higher than in 2010.  Nevertheless, due to volatility in the Russian TV advertising market, fueled by broader economic instability, together with a slowdown in advertiser demand and a risk of unsold inventory in the fourth quarter, CTC Media must provide revised outlook for its operating revenue growth and OIBDA margin for the full-year 2011. CTC Media now expects total operating revenue growth of between 9% and 11% year-on-year in ruble terms, when adjusting the 2010 revenues for commissions payable to Video International for direct sales of CTC Media’s advertising inventory in Russia.

As a result of the revised full-year revenue outlook and a $16.8 million impairment charge recognized in the third quarter of 2011, the Company now expects to report an OIBDA margin of between 31% and 33% for the full year 2011 (excluding any potential additional non-recurring non-cash asset impairment charges), which is equivalent to between 35% and 37% under the terms of the advertising sales structure in place prior to 2011. The negative effect on the full-year 2011 OIBDA margin from the impairment charge recognized in the third quarter of 2011 is estimated to be approximately 2 percentage points.

CTC Media’s capital expenditure (excluding acquisitions) is expected to amount to up to approximately $25 million in 2011, and primarily comprises maintenance capital expenditure, as well as investments in the Company’s play-out facility and new office space for the Company’s internal advertising sales house.

Conference Call

The Company will host a conference call to discuss its 2011 third quarter financial results today, Wednesday, November 9th, 2011, at 9:00 a.m. ET (6:00 p.m. Moscow time, 2:00 p.m. London time). To access the conference call, please dial:

+1 631 510 7498 (US/International)

+44 (0) 1452 555 566 (UK/International)

Pass code: 20428979

A live webcast of the conference call will also be available via the investor relations section of the Company’s corporate web site - www.ctcmedia.ru/investors. The webcast will also be archived on the Company’s web site for two weeks.

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia, with operations throughout Russia and elsewhere in the CIS. It operates three free-to-air television networks in Russia - CTC, Domashny and DTV (operating under the Peretz brand since October 2011) - as well as Channel 31 in Kazakhstan and a TV company in Moldova, with a combined potential audience of over 150 million people. The international pay-TV version of the CTC channel is available in North America, Israel and Germany. CTC Media also has its own TV content production capabilities through its subsidiary Story First Production. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol “CTCM”. For more information on CTC Media, please visit www.ctcmedia.ru.

***

For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.

Investor Relations

Ekaterina Ostrova or

Irina Klimova

Tel: + 7 495 783 3650

ir@ctcmedia.ru

Media Relations

Victoria Bakaeva

Tel: +7 495 785 6347, ext. 1210

pr@ctcmedia.ru

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following non-GAAP financial measures: OIBDA (on a consolidated and segment basis) and OIBDA margin, as well as certain adjusted figures described below. The Company also uses the following unaudited non-GAAP financial information for the historical periods covered on a basis comparable to the reporting in 2011:  total operating revenues (on a consolidated and segment basis), advertising revenue, selling, general and administrative expenses, and total operating expenses (on a consolidated and segment basis). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the accompanying financial tables included at the end of this release.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding certain expenses that may not be indicative of its recurring core business operating results. These metrics are used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that these metrics provide investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

OIBDA and OIBDA margin. OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. The most directly comparable GAAP measures to OIBDA and OIBDA margin are operating income and operating income margin, respectively. Unlike operating income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues, and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of the Company’s intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

Adjusted financial measures. As described above, in the third quarter of 2011, CTC Media recognized $16.8 million in intangible asset impairment charges arising primarily from the impairment of the DTV trade name. CTC Media uses adjusted OIBDA (on a consolidated and segment basis), adjusted total operating expenses

(before non-recurring items), adjusted operating income, adjusted net income before tax and noncontrolling interest, adjusted income tax expense, adjusted effective tax rate, adjusted net income and adjusted diluted earnings per share, each of which has been adjusted to exclude the non-recurring charges described above, so as to permit management to assess and compare the operational performance of the business for the third quarters of 2010 and 2011, and the first nine months of 2010 and 2011, and to facilitate comparisons for future reporting periods.

Comparable-basis non-GAAP financial measures. Management uses comparable-basis historical information internally to compare financial results and believes that its presentation provides analysts and investors with additional useful information to understand the Company’s performance on a comparable period-to-period basis following the implementation of the Company’s current model of advertising sales starting from 2011.  However, this information is not presented in accordance with US GAAP or Article 11 of Regulation S-X, relating to pro forma financial statements.

Caution Concerning Forward Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, among others, statements regarding developments in the volume and pricing of television advertising in the Company’s target markets; the Company’s anticipated advertising sellout in 2011; the further development of the DTV and Domashny channels; the Company’s anticipated operating expenses and capital expenditures in 2011; the Company’s expected rate of its full year 2011 OIBDA margin; and the Company’s expected increase of its total operating revenues in ruble terms in 2011. These statements reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, changes in the size of the Russian television advertising market; the continued successful operation of the Company’s own internal sales house structure; depreciation of the value of the Russian ruble compared to the US dollar; the Company’s ability to deliver audience share, particularly in primetime, to its advertisers; free-to-air television remaining a significant advertising forum in Russia; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s annual report on Form 10-K filed with the SEC on March 1, 2011 and its quarterly report on Form 10-Q filed with the SEC on or about the date hereof.

Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands of US dollars, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
REVENUES:
Advertising	$117,504	$154,432	$359,399	$517,482
Sublicensing and own production revenue	7,451	4,068	18,706	9,527
Other revenue	310	1,078	859	2,593
Total operating revenues	125,265	159,578	378,964	529,602
EXPENSES:
Direct operating expenses (exclusive of amortization of programming rights, sublicensing rights and own production cost, shown below; exclusive of depreciation and amortization of $2,893 and $3,876 for the three months and $8,510 and $10,355 for the nine months ended September 30, 2010 and 2011, respectively; and exclusive of stock-based compensation of $2,938 and $806 for the three months and $8,228 and $5,242 for the nine months ended September 30, 2010 and 2011, respectively)	(8,534)	(11,066)	(27,465)	(32,533)
Selling, general and administrative (exclusive of depreciation and amortization of $527 and $904 for the three months and $1,644 and $2,570 for the nine months ended September 30, 2010 and 2011, respectively; and exclusive of stock- based compensation of $6,262 and $(50) for the three months and $16,776 and $10,350 for the nine months ended September 30, 2010 and 2011, respectively)	(16,145)	(35,808)	(48,921)	(116,675)
Stock-based compensation expense	(9,200)	(756)	(25,004)	(15,592)
Amortization of programming rights	(49,400)	(62,836)	(157,189)	(209,047)
Amortization of sublicensing rights and own production cost	(1,309)	(971)	(3,889)	(1,796)
Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost)	(3,420)	(4,780)	(10,154)	(12,925)
Impairment loss	—	(16,843)	—	(16,843)
Total operating expenses	(88,008)	(133,060)	(272,622)	(405,411)
OPERATING INCOME	37,257	26,518	106,342	124,191
FOREIGN CURRENCY (LOSSES) GAINS	173	(2,054)	1,055	(307)
INTEREST INCOME	1,105	1,207	3,275	3,946
INTEREST EXPENSE	(242)	(98)	(1,150)	(361)
OTHER NON-OPERATING INCOME, net	62	4,425	2,043	4,645
EQUITY IN INCOME OF INVESTEE COMPANIES	59	147	272	514
Income before income tax	38,414	30,145	111,837	132,628
INCOME TAX EXPENSE	(13,261)	(12,868)	(38,835)	(51,369)
CONSOLIDATED NET INCOME	$25,153	$17,277	$73,002	$81,259
LESS: INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	$(854)	$(884)	$(2,600)	$(3,606)
NET INCOME ATTRIBUTABLE TO CTC MEDIA, INC. STOCKHOLDERS	$24,299	$16,393	$70,402	$77,653
Net income per share attributable to CTC Media, Inc. stockholders—basic	$0.16	$0.10	$0.45	$0.49
Net income per share attributable to CTC Media, Inc. stockholders—diluted	$0.16	$0.10	$0.45	$0.49
Weighted average common shares outstanding—basic	155,938,598	157,306,064	155,247,783	157,192,671
Weighted average common shares outstanding—diluted	156,547,414	157,937,940	155,698,696	158,028,622
Dividends declared per share	$0.07	$0.22	$0.20	$0.60

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31, 2010	September 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$59,565	$56,848
Short-term investments	117,457	75,314
Trade accounts receivable, net of allowance for doubtful accounts (December 31, 2010—$780; September 30, 2011—$469)	35,516	27,685
Taxes reclaimable	16,151	19,292
Prepayments	37,766	59,484
Programming rights, net	95,026	81,367
Deferred tax assets	23,228	16,299
Other current assets	911	1,048
TOTAL CURRENT ASSETS	385,620	337,337
PROPERTY AND EQUIPMENT, net	44,149	47,061
INTANGIBLE ASSETS, net:
Broadcasting licenses	172,469	177,416
Cable network connections	29,474	27,681
Trade names	16,956	5,263
Network affiliation agreements	4,479	2,676
Other intangible assets	3,309	3,061
Net intangible assets	226,687	216,097
GOODWILL	237,875	236,656
PROGRAMMING RIGHTS, net	75,633	97,615
INVESTMENTS IN AND ADVANCES TO INVESTEES	5,455	5,275
PREPAYMENTS	4,703	1,284
DEFERRED TAX ASSETS	18,127	25,897
OTHER NON-CURRENT ASSETS	1,211	786
TOTAL ASSETS	$999,460	$968,008
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	73,665	64,352
Accrued liabilities	33,603	26,254
Taxes payable	37,643	24,292
Dividends payable	—	34,606
Deferred revenue	12,393	10,988
Deferred tax liabilities	9,457	8,319
TOTAL CURRENT LIABILITIES	166,761	168,811
DEFERRED TAX LIABILITIES	38,058	37,368
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock ($0.01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2010—156,955,746; September 30, 2011—157,320,070)	1,569	1,572
Additional paid-in capital	457,521	479,757
Retained earnings	397,997	381,330
Accumulated other comprehensive loss	(64,063)	(101,988)
Non-controlling interest	1,617	1,158
TOTAL STOCKHOLDERS’ EQUITY	794,641	761,829
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$999,460	$968,008

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Nine months ended September 30,
	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$73,002	$81,259
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax (benefit) expense	5,120	(4,938)
Depreciation and amortization	10,154	12,925
Amortization of programming rights	157,189	209,047
Amortization of sublicensing rights and own production cost	3,889	1,796
Stock based compensation expense	25,004	15,592
Equity in income of unconsolidated investees	(272)	(514)
Foreign currency losses/ (gains)	(1,055)	307
Impairment loss	—	16,843
Changes in operating assets and liabilities:
Trade accounts receivable	(9,496)	10,242
Prepayments	(1,076)	(8,727)
Other assets	(8,424)	(4,338)
Accounts payable and accrued liabilities	9,259	(5,188)
Deferred revenue	4,042	(1,026)
Other liabilities	(12,575)	(12,860)
Dividends received from equity investees	307	533
Acquisition of programming and sublicensing rights	(183,261)	(253,960)
Net cash provided by operating activities	71,807	56,993
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment and intangible assets	(11,775)	(16,037)
Acquisitions of businesses, net of cash acquired	(13,340)	(24,476)
Proceeds from sale of businesses, net of cash disposed	2,026	—
Receipts from/(investments in) deposits	(64,741)	38,646
Net cash used in investing activities	(87,830)	(1,867)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	35,305	5,352
Repayments of loans	(28,250)	—
Decrease in restricted cash	126	—
Dividends paid to stockholders	(30,288)	(59,714)
Dividends paid to noncontrolling interest	(3,787)	(4,813)
Net cash used in financing activities	(26,894)	(59,175)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	152	1,332
Net decrease in cash and cash equivalents	(42,765)	(2,717)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	84,441	59,565
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$41,676	$56,848

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars)

	Three months ended September 30, 2010
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	Impairment loss	OIBDA	OIBDA adjusted for impairment loss
CTC Network	$80,279	$273	$38,673	$(309)	$(33,900)	$(1,446)	—	$38,982	$38,982
Domashny Network	14,305	—	2,073	(231)	(8,586)	—	—	2,304	2,304
DTV Network	9,221	—	(1,061)	(670)	(7,040)	—	—	(391)	(391)
CTC Television Station Group	15,315	423	10,456	(538)	(74)	—	—	10,994	10,994
Domashny Television Station Group	2,309	587	349	(380)	—	—	—	729	729
DTV Television Station Group	887	6	(1,484)	(1,030)	—	—	—	(454)	(454)
CIS Group	2,675	—	(356)	(148)	(1,633)	—	—	(208)	(208)
Production Group	122	10,624	440	(38)	—	(9,607)	—	478	478
Corporate Office	—	512	(12,533)	(71)	—	—	—	(12,462)	(12,462)
Business segment results	$125,113	$12,425	$36,557	$(3,415)	$(51,233)	$(11,053)	—	$39,972	$39,972
Eliminations and other	152	(12,425)	700	(5)	$1,833	$9,744	—	705	705
Consolidated results	$125,265	—	$37,257	$(3,420)	$(49,400)	$(1,309)	—	$40,677	$40,677

	Three months ended September 30, 2011
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	Impairment loss	OIBDA	OIBDA adjusted for impairment loss
CTC Network	$94,945	$134	$29,139	$(1,045)	$(43,338)	$(919)	—	$30,184	$30,184
Domashny Network	20,870	2	3,012	(477)	(11,214)	—	—	3,489	3,489
DTV Network	13,034	—	(9,065)	(722)	(5,618)	—	(11,136)	(8,343)	2,793
CTC Television Station Group	21,234	579	10,396	(536)	—	—	(3,533)	10,932	14,465
Domashny Television Station Group	3,435	967	1,053	(506)	—	—	(413)	1,559	1,972
DTV Television Station Group	1,499	422	(3,181)	(1,233)	—	—	(1,761)	(1,948)	(187)
CIS Group	4,086	—	(671)	(169)	(3,047)	—	—	(502)	(502)
Production Group	109	6,097	(543)	(12)	—	(6,020)	—	(531)	(531)
Corporate Office	—	230	(3,693)	(76)	—	—	—	(3,617)	(3,617)
Business segment results	$159,212	$8,431	$26,447	$(4,776)	$(63,217)	$(6,939)	$(16,843)	$31,223	$48,066
Eliminations and other	366	(8,431)	71	(4)	381	5,968	—	75	75
Consolidated results	$159,578	—	$26,518	$(4,780)	$(62,836)	$(971)	$(16,843)	$31,298	$48,141

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION (Continued)

(in thousands of US dollars)

	Nine months ended September 30, 2010
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	Impairment loss	OIBDA	OIBDA adjusted for impairment loss
CTC Network	$244,173	$1,117	$109,166	$(885)	$(112,576)	$(3,762)	—	$110,051	$110,051
Domashny Network	43,707	—	8,403	(650)	(24,224)	—	—	9,053	9,053
DTV Network	29,006	50	(2,748)	(2,037)	(21,020)	(203)	—	(711)	(711)
CTC Television Station Group	44,037	1,223	29,397	(1,672)	(227)	—	—	31,069	31,069
Domashny Television Station Group	6,567	1,634	1,284	(1,098)	—	—	—	2,382	2,382
DTV Television Station Group	2,534	18	(4,489)	(3,009)	—	—	—	(1,480)	(1,480)
CIS Group	7,812	20	(1,838)	(445)	(4,985)	—	—	(1,393)	(1,393)
Production Group	781	27,188	757	(119)	—	(23,926)	—	876	876
Corporate Office	—	1,457	(35,385)	(228)	—	—	—	(35,157)	(35,157)
Business segment results	$378,617	$32,707	$104,547	$(10,143)	$(163,032)	$(27,891)	—	$114,690	$114,690
Eliminations and other	347	(32,707)	1,795	(11)	$5,843	$24,002	—	1,806	1,806
Consolidated results	$378,964	—	$106,342	$(10,154)	$(157,189)	$(3,889)	—	$116,496	$116,496

	Nine months ended September 30, 2011
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	Impairment loss	OIBDA	OIBDA adjusted for impairment loss
CTC Network	$331,066	$390	$110,255	$(2,310)	$(149,250)	$(1,851)	—	$112,565	$112,565
Domashny Network	64,938	7	10,316	(952)	(33,503)	—	—	11,268	11,268
DTV Network	41,610	—	(8,720)	(2,239)	(23,292)	—	(11,136)	(6,481)	4,655
CTC Television Station Group	64,453	1,518	39,082	(1,625)	—	—	(3,533)	40,707	44,240
Domashny Television Station Group	10,127	2,618	3,172	(1,387)	—	—	(413)	4,559	4,972
DTV Television Station Group	4,380	1,054	(6,255)	(3,665)	—	—	(1,761)	(2,590)	(829)
CIS Group	11,978	—	310	(441)	(6,752)	—	—	751	751
Production Group	175	18,904	(849)	(47)	—	(17,484)	—	(802)	(802)
Corporate Office	—	976	(25,643)	(243)	—	—	—	(25,400)	(25,400)
Business segment results	$528,727	$25,467	$121,668	$(12,909)	$(212,797)	$(19,335)	$(16,843)	$134,577	$151,420
Eliminations and other	875	(25,467)	2,523	(16)	3,750	17,539	—	2,539	2,539
Consolidated results	$529,602	—	$124,191	$(12,925)	$(209,047)	$(1,796)	$(16,843)	$137,116	$153,959

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA TO

CONSOLIDATED OPERATING INCOME

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
	(in thousands of US dollars)

OIBDA	$40,667	$31,298	$116,496	$137,116
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,420)	(4,780)	(10,154)	(12,925)
Operating income	$37,257	$26,518	$106,342	$124,191

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA MARGIN TO

CONSOLIDATED OPERATING INCOME MARGIN

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011

OIBDA margin	32.5%	19.6%	30.7%	25.9%
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights) as a percentage of total operating revenues	(2.7)%	(3.0)%	(2.7)%	(2.5)%
Operating income margin	29.8%	16.6%	28.0%	23.4%

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED ADJUSTED OIBDA AND OTHER ADJUSTED FINANCIAL MEASURES TO

CONSOLIDATED OIBDA AND OTHER CORRESPONDING CONSOLIDATED GAAP FINANCIAL MEASURES, RESPECTIVELY

(US$ 000’s except per share data)	OIBDA	Total operating expenses	Operating income	Income before income tax and noncontrolling interest	Income tax expense	Net income	Fully diluted earnings per share

Three Months Ended September 30, 2011
Adjusted non-US GAAP results	$48,141	$(116,217)	$43,361	$46,988	$(16,237)	$29,867	$0.19
Impact of impairment loss	(16,843)	(16,843)	(16,843)	(16,843)	3,369	(13,474)	(0.09)
Results as reported (under US GAAP, except for OIBDA which is a non-GAAP financial measure)	$31,298	$(133,060)	$26,518	$30,145	$(12,868)	$16,393	$0.10

Nine Months Ended September 30, 2011
Adjusted non-US GAAP results	$153,959	$(388,568)	$141,034	$149,471	$(54,738)	$91,127	$0.58
Impact of impairment loss	(16,843)	(16,843)	(16,843)	(16,843)	3,369	(13,474)	(0.09)
Results as reported (under US GAAP, except for OIBDA which is a non-US GAAP financial measure)	$137,116	$(405,411)	$124,191	$132,628	$(51,369)	$77,653	$0.49

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME

Three months ended September 30, 2010

(US$ 000’s)	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	Operating income

CTC Network	$38,982	$(309)	$38,673
Domashny Network	2,304	(231)	2,073
DTV Network	(391)	(670)	(1,061)
CTC Television Station Group	10,994	(538)	10,456
Domashny Television Station Group	729	(380)	349
DTV Television Station Group	(454)	(1,030)	(1,484)
CIS Group	(208)	(148)	(356)
Production Group	478	(38)	440
Corporate	(12,462)	(71)	(12,533)

Business Segment Results	$39,972	$(3,415)	$36,557
Eliminations and Other	705	(5)	700
Consolidated Results	$40,677	$(3,420)	$37,257

Three months ended September 30, 2011

(US$ 000’s)	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	Operating income

CTC Network	$30,184	$(1,045)	$29,139
Domashny Network	3,489	(477)	3,012
DTV Network	(8,343)	(722)	(9,065)
CTC Television Station Group	10,932	(536)	10,396
Domashny Television Station Group	1,559	(506)	1,053
DTV Television Station Group	(1,948)	(1,233)	(3,181)
CIS Group	(502)	(169)	(671)
Production Group	(531)	(12)	(543)
Corporate	(3,617)	(76)	(3,693)

Business Segment Results	$31,223	$(4,776)	$26,447
Eliminations and Other	75	(4)	71
Consolidated Results	$31,298	$(4,780)	$26,518

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME (Continued)

Nine months ended September 30, 2010

(US$ 000’s)	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	Operating income

CTC Network	$110,051	$(885)	$109,166
Domashny Network	9,053	(650)	8,403
DTV Network	(711)	(2,037)	(2,748)
CTC Television Station Group	31,069	(1,672)	29,397
Domashny Television Station Group	2,382	(1,098)	1,284
DTV Television Station Group	(1,480)	(3,009)	(4,489)
CIS Group	(1,393)	(445)	(1,838)
Production Group	876	(119)	757
Corporate	(35,157)	(228)	(35,385)

Business Segment Results	$114,690	$(10,143)	$104,547
Eliminations and Other	1,806	(11)	1,795
Consolidated Results	$116,496	$(10,154)	$106,342

Nine months ended September 30, 2011

(US$ 000’s)	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	Operating income

CTC Network	$112,565	$(2,310)	$110,255
Domashny Network	11,268	(952)	10,316
DTV Network	(6,481)	(2,239)	(8,720)
CTC Television Station Group	40,707	(1,625)	39,082
Domashny Television Station Group	4,559	(1,387)	3,172
DTV Television Station Group	(2,590)	(3,665)	(6,255)
CIS Group	751	(441)	310
Production Group	(802)	(47)	(849)
Corporate	(25,400)	(243)	(25,643)

Business Segment Results	$134,577	$(12,909)	$121,668
Eliminations and Other	2,539	(16)	2,523
Consolidated Results	$137,116	$(12,925)	$124,191

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF COMPARABLE-BASIS, UNAUDITED NON-GAAP FINANCIAL MEASURES TO

CORRESPONDING US GAAP FINANCIAL MEASURES (in thousands of US dollars)

Three months ended September 30, 2010

	Comparable- basis, non- GAAP total operating revenues from external customers	Agency commission fees payable to Video International in connection with Russian advertising sales (excluding commissions for regional advertising sales to local clients)	Total operating revenues from external customers (as reported)	Comparable- basis, non- GAAP total operating expenses	Agency commission fees payable to Video International in connection with Russian advertising sales (excluding commissions for regional advertising sales to local clients)	Total operating expenses (as reported)

CTC Network	$91,169	$(10,890)	$80,279	$(52,769)	$10,890	$(41,879)
Domashny Network	16,262	(1,957)	14,305	(14,189)	1,957	(12,232)
DTV Network	10,431	(1,210)	9,221	(11,492)	1,210	(10,282)
CTC Television Station Group	17,409	(2,094)	15,315	(7,376)	2,094	(5,282)
Domashny Television Station Group	2,629	(320)	2,309	(2,867)	320	(2,547)
DTV Television Station Group	1,006	(119)	887	(2,496)	119	(2,377)
CIS Group	2,675	—	2,675	(3,031)	—	(3,031)
Production Group	122	—	122	(10,306)	—	(10,306)
Corporate Office	—	—	—	(13,037)	—	(13,037)
Business segment results	$141,703	$(16,590)	$125,113	$(117,563)	$16,590	$(100,973)
Eliminations and other	152	—	152	12,965	—	12,965
Consolidated results	$141,855	$(16,590)	$125,265	$(104,598)	$16,590	$(88,008)

Continued on the next page

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF COMPARABLE-BASIS, UNAUDITED NON-GAAP FINANCIAL MEASURES TO

CORRESPONDING US GAAP FINANCIAL MEASURES (Continued)

in thousands of US dollars)

Nine months ended September 30, 2010

	Comparable- basis, non- GAAP total operating revenues from external customers	Agency commission fees payable to Video International in connection with Russian advertising sales (excluding commissions for regional advertising sales to local clients)	Total operating revenues from external customers (as reported)	Comparable- basis, non- GAAP total operating expenses	Agency commission fees payable to Video International in connection with Russian advertising sales (excluding commissions for regional advertising sales to local clients)	Total operating expenses (as reported)

CTC Network	$277,967	$(33,794)	$244,173	$(169,918)	$33,794	$(136,124)
Domashny Network	49,657	(5,950)	43,707	(41,254)	5,950	(35,304)
DTV Network	32,627	(3,621)	29,006	(35,425)	3,621	(31,804)
CTC Television Station Group	49,880	(5,843)	44,037	(21,707)	5,843	(15,864)
Domashny Television Station Group	7,469	(902)	6,567	(7,819)	902	(6,917)
DTV Television Station Group	2,864	(330)	2,534	(7,372)	330	(7,042)
CIS Group	7,812	—	7,812	(9,670)	—	(9,670)
Production Group	781	—	781	(27,212)	—	(27,212)
Corporate Office	—	—	—	(36,835)	—	(36,835)
Business segment results	$429,057	$(50,440)	$378,617	$(357,212)	$50,440	$(306,772)
Eliminations and other	347	—	347	34,150	—	34,150
Consolidated results	$429,404	$(50,440)	$378,964	$(323,062)	$50,440	$(272,622)